Greg Elmore Crop Technical Manager, Soybeans

Broad spectrum weed control Excellent crop safety Wide application window No carryover Favorable environmental profile Excellent grower value Simple weed control Strong defense mechanisms Maximum yield potential 'Elite' germplasm Facilitates narrow rows and reduced tillage Roundup Rewards Roundup Ready Soybean Benefits

U.S. Roundup Ready Soybean Market Share Growth Year 1996 1997 1998 1999 2000 2001 2002 Total Planted Acres 71 71 71 73 75 74 73 RR Soybean Acres 1.2 7.9 29.1 40.5 45 54.8 60 Source: Doane AgroTrak, seed studies and Monsanto

Strong Seed Market Share Positions Enable Rapid Adoption of Monsanto Technology Source: Doane Market Research U.S. Soy Market Share 2001 2002 2001 2002 Branded 0.205 0.202 0.93 0.96 Licensed 0.11 0.12 Trait Penetration in Monsanto Brands Market Share

Conventional Conventional RR 2000 Est. seed 18 17 17 59 herbicide 34 21 14 17 Roundup Ready 9 8.6 $52 $38 $40 Technology Herbicide Seed 1995 2002 $ per acre Roundup Ready Soybeans Conventional Soybeans Roundup Ready Soybean System Delivers Superior Value to Farmers Conventional Soybeans Source: Doane Market Research Grower System Cost

Technology Investment Has Boosted Branded Seed Market Position Bushels/Acre Maturity Zones Group II Group III Group IV 110 115 Monsanto 54.2 52.3 43.5 173.5 165 Competitors 52.6 50.7 41.7 170 159.4 1999 2000 2001 2002 Roundup (1995 = 100) 100 92 85 75.4 U.S. Corn (1999 = 100) 100 93 88 86 Source: Monsanto and industry estimates MON U.S. Soybean Unit Cost (1999 = 100) MON U.S. Soybean Yield Vs. Competitors